Exhibit 99.1

News

RUDOLPH TECHNOLOGIES MERGER WITH

AUGUST TECHNOLOGY COMPLETED

Flanders, NJ, February 15, 2006 – Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process control equipment for thin film measurement and macro defect inspection, announced today that its merger with August Technology Corporation has been completed. August Technology is a market leader in defect inspection and analysis for front-end processes and final manufacturing.

The merger was approved by August Technology’s shareholders, and the issuance of shares of Rudolph common stock was approved by Rudolph’s stockholders, at their respective special meetings held earlier today.

Paul F. McLaughlin, Chairman and Chief Executive Officer of Rudolph Technologies, commented, “we are extremely pleased to be announcing the completion of this merger. We feel confident that the new Rudolph is positioned for strong, long-term profitable growth, exceptional technological innovation and increased market penetration, providing significant and exciting opportunities for our shareholders, employees and customers.” Mr. McLaughlin further noted, “we believe that leveraging the front and back-end knowledge of Rudolph and August Technology places the combined company in a unique position as a leading provider of one of the broadest and most complete process control offerings in inspection and metrology solutions.”

“We appreciate the support of our shareholders,” said Jeff O’Dell, Chairman and Chief Executive Officer of August Technology Corporation. “We expect that the combination of Rudolph and August will create a leading global competitor in the semiconductor capital equipment industry. This is strategically compelling because we believe that our combined resources and expertise will allow us to continue to invest in the research and development necessary to bring the best technology to the industry and, at the same time, enhance our global service and support infrastructure.”

Mr. McLaughlin added “August and Rudolph have gained an increased fab presence for their new products aimed at the emerging high-growth front-end macro defect inspection market. Similarly, both companies have introduced new technologies for bump inspection, automatic defect classification and yield management applications. We believe that by leveraging the front and back-end knowledge of the combined companies, the new entity will hold a unique position as a leading provider of one of the broadest and most complete process control offerings in inspection and metrology solutions.”

Rudolph Technologies, with a combined workforce of over 550 employees worldwide, will continue to be headquartered in Flanders, New Jersey and will also have operations in Minnesota, Massachusetts and Texas.

Upon completion of the merger, each share of August Technology common stock was canceled and converted into the right to receive either $10.50 in cash or 0.7625 of a share of common stock, par value $0.001 per share, of Rudolph (the “Rudolph common stock”), or a combination of cash and Rudolph common stock, subject to the proration and allocation procedures set forth in the merger agreement, the results of which Rudolph will announce following completion of those computations.

In accordance with Nasdaq trading policies, shares of August Technology common stock (AUGT) will continue to trade on The Nasdaq National Market until the market closes today at 4:00 pm (EST); however, those shares will represent solely the right to receive the merger consideration.

Also at the Rudolph special meeting, Rudolph’s stockholders declined to approve Rudolph’s proposed adoption of the August Technology 1997 Stock Incentive Plan. Consequently, options under this plan may be issued to only August Technology employees and not to Rudolph employees.

About Rudolph Technologies, Inc.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. Rudolph has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry’s growth. Rudolph’s strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the company’s web site at www.rudolphtech.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “believes,” “feels,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of those words and other comparable words. Rudolph and August Technology wish to take advantage of the “safe harbor” provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph’s competitors; (4) sole or limited sources of supply; (5) the businesses of Rudolph and August Technology may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (6) expected combination benefits from the merger may not be fully realized or realized within the expected time frame; (7) revenues following the merger may be lower than expected; (8) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the merger, or the effects of purchase accounting may be different from the companies’ expectations; (9) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (10) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (12) the impact of the slowdown in the overall economy; (13) uncertainty of the current global political environment; (14) the potential for terrorist attacks; (15) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (16) the timing of revenue recognition of shipments; (17) changes in or an inability to execute our business strategy; (18) unanticipated manufacturing or supply problems and (19) changes in tax rules. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. Additional factors that may affect the future results of Rudolph are set forth in its Form 10-K report for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov, the SEC’s website, and at Rudolph’s website, which is http://www.rudolphtech.com. These factors are updated from time to time through the filing of reports and registration statements with the SEC.

For more information, please contact:

Investors:

Steven R. Roth

973.448.4302

steven.roth@rudolphtech.com

Trade Press:

Virginia Becker

952.259.1647

virginia.becker@augusttech.com